10f-3 REPORT

SMITH BARNEY FUNDAMENTAL VALUE FUND INC.

August 1, 2004 through October 31, 2004

		           Trade					% of
Issuer		           Date	      Selling Dealer	Amount	Price	Issue (1)
Digital Reality Trust Inc. 10/28/2004 Merrill Lynch $5,797,200 $12.00   4.50%




(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.







10f-3 REPORT

SMITH BARNEY FUNDAMENTAL VALUE FUND INC.

November 1, 2004 through January 31, 2005

		           Trade					% of
Issuer		           Date	      Selling Dealer	Amount	Price	Issue (1)
TODCO-CL A                 12/16/2004 Morgan Stanley $2,278,800 $18.00  3.46%




(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.